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                                                                      EXHIBIT 1

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                         ODELL HICKS & COMPANY
                      CERTIFIED PUBLC ACCOUNTANTS




              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 18, 1996, which appears in the Peoples Energy Corporation Employee Capital Accumulation Plan and Peoples Energy Corporation Employee Thrift Plan Annual Report on Form 11-K for the plan year ended December 31, 1995, into the Company's previously filed Registration Statement File No. 33-6369.


                                       /s/ Odell Hicks & Company

                                       ODELL HICKS & COMPANY


Chicago, Illinois
March 25, 1996




       180 North Stetson Suite 820 Chicago, Illinois 60601 312-861-0113